Exhibit 99.1

Clarus Reports Preliminary Record Third Quarter 2021 Results and Raises

Full-Year Outlook

- Sales in the Third Quarter of 2021 Expected to Increase 66%-67% Year-Over-Year to $107-$108 Million -

- Raises Full-Year Outlook: Expects 2021 Sales and Adjusted EBITDA to Grow Approximately 62% and 155% Year-over-Year to $362.5 Million and $57 Million, Respectively -

SALT LAKE CITY, Utah - October 18, 2021 (GLOBE NEWSWIRE) – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, is providing selected preliminary unaudited results for its third quarter ended September 30, 2021.

Based on preliminary unaudited information, Clarus expects sales for the third quarter of 2021 to range between $107-$108 million, which is an anticipated 66%-67% year-over-year increase compared to $64.5 million in the third quarter of 2020. Black Diamond sales are expected to increase approximately 19% and Sierra sales are expected to increase approximately 100%, both compared to the third quarter of 2020. Rhino-Rack sales are expected to be around $19.5 million for the third quarter of 2021.

The Company also expects adjusted EBITDA for the third quarter of 2021 to range between $18.5-$18.8 million, an estimated 103%-106% increase compared to $9.1 million in the third quarter of 2020. As of September 30, 2021, cash and cash equivalents are expected to be approximately $10.9 million and total debt is expected to be approximately $190 million (net debt of $179.1 million) with approximately $35 million of remaining access on the Company’s revolving line of credit.

“We believe that our strong preliminary results reflect the continued resiliency of our ‘Super Fan’ brand strategy,” said Clarus President John Walbrecht. “During the quarter we saw momentum across our brands, including our newest Super Fan brand Rhino-Rack, an acquisition we closed on the first day of the third quarter. We are experiencing a smooth integration and remain excited by the opportunities to seek to develop incremental sales channels and partnerships while endeavoring to expand Rhino-Rack’s product offering through our ‘Innovate and Accelerate’ strategy.

“We continue to believe that North America can become the largest geographical region for Rhino-Rack based on the favorable conversations we have had with our existing network of key distributors and dealers. After owning the business for the past few months and working as one unified team, we are even more compelled by these opportunities. We also anticipate that Rhino-Rack can serve as a valuable beachhead as we seek to further scale in the Overlanding and Vehicle Accessory category, whether that be through organic growth or other complementary acquisitions. We look forward to reporting third quarter results soon and continuing to deliver on our long-term growth strategy.”

Because the Company is in the early stages of its quarter end closing process, it does not have sufficient information to provide within this press release a reconciliation of the non-GAAP measure adjusted EBITDA to a comparable GAAP financial measure such as net income. As a result, the Company believes it is relevant to provide the following GAAP financial measures for the third quarter of 2021: stock-based compensation of $3.1 million, depreciation and amortization of $5.2 million, the sale of Rhino-Rack inventory that was recorded at its fair value in purchase accounting of $3.1 million, and transaction and integration costs of $8.1 million.

The Company’s preliminary financial results for the quarter ended September 30, 2021 are based solely on information currently available to management and are unaudited. This financial information does not represent a comprehensive statement of the Company’s financial results for the quarter and remains subject to the completion of financial closing procedures and internal reviews. As a result, actual results for the quarter may vary materially from these preliminary estimates. These estimates are not a comprehensive statement of the Company’s financial results for this period and should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The Company expects to report its full third quarter 2021 results in early November.

Increased 2021 Outlook

Clarus now anticipates fiscal year 2021 sales to grow approximately 62% to $362.5 million ($350 million prior) compared to 2020. By brand, the Company now expects sales for Black Diamond to increase 27% to $217.5 million ($215 million prior) and Sierra and Barnes combined to increase 99% to $105 million ($95 million prior) compared to 2020. The Company continues to expect sales for Rhino-Rack to be $40 million for the second half of 2021.

The Company now expects adjusted EBITDA in 2021 to increase approximately 155% to $57 million ($52 million prior) compared to 2020. Included in this assumption is the continued expectation for Rhino-Rack to contribute approximately $6 million in adjusted EBITDA for the second half of 2021. Capital expenditures are expected to be approximately $8.5 million in 2021.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Rhino-Rack®, Sierra®, Barnes®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.sierrabullets.com, www.barnesbullets.com, www.pieps.com, or www.goclimbon.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measure adjusted earnings before interest, taxes, other income or expense, depreciation and amortization (“adjusted EBITDA”). The Company believes that the presentation of the non-GAAP measure, i.e. adjusted EBITDA, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; ongoing disruptions and delays in the shipping and transportation of our products due to port congestion, container ship availability and/or other logistical challenges; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; the Company’s ability to maintain a quarterly dividend; and any material differences in the actual financial results of the Rhino-Rack acquisition as compared with expectations, including the impact of the acquisition on the Company’s future earnings per share. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts:
John C. Walbrecht
President
Tel 1-801-993-1344
john.walbrecht@claruscorp.com
or
Aaron J. Kuehne
Executive Vice President and Chief Financial Officer
Tel 1-801-993-1364
aaron.kuehne@claruscorp.com

Investor Relations Contact:
Gateway Investor Relations
Cody Slach
Tel 1-949-574-3860
CLAR@gatewayir.com